UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonic Corp.

(Name of Registrant as specified in its Charter)

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SONIC CORP.

NOTICE OF 2015 ANNUAL

MEETING OF SHAREHOLDERS

including Proxy Statement

300 Johnny Bench Drive

Oklahoma City, Oklahoma 73104

December 15, 2014

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sonic Corp. (“the Company”) to be held at 1:30 p.m., Central Time, on Thursday, January 29, 2015, at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma. Please see the Notice of Annual Meeting on the next page for more information.

Your vote is very important to us. Regardless of the number of shares you own, please vote. The Board has reviewed each voting item and provided you with its recommendation on how to vote. You can vote your shares by internet, by telephone, or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 1 of the proxy statement for more detailed information about your voting options.

We hope to see you at the annual meeting. On behalf of the Board of Directors, thank you for your continued support.

Very truly yours,

Clifford Hudson

Chairman, Chief Executive Officer and President

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 29, 2015

1:30 p.m., Central Time

Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma

Record Date: December 1, 2014

Matters to be Voted upon: These items are more fully described in the following pages, which are a part of this Notice.

•	To elect as directors the three nominees named in the accompanying proxy statement for terms expiring at the 2018 annual meeting of shareholders;
•	To ratify and approve the selection of KPMG LLP as the Company’s independent registered public accounting firm;
•	To hold an advisory vote on executive compensation; and
•	To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive in response to your request, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

By Order of the Board of Directors,

Carolyn C. Cummins

Vice President and Corporate Secretary

Oklahoma City, Oklahoma

December 15, 2014

VOTING AND THE MEETING

Purpose of the Meeting

This is the annual meeting of the Company’s shareholders. At the meeting, we will be voting upon:

•	the election of three directors for terms expiring in 2018;

•	the ratification of our Audit Committee’s choice of independent registered public accounting firm for fiscal year 2015;

•	the approval, by a non-binding advisory vote, of our executive officers’ compensation; and
•	any other business that may properly come before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Your vote is important. Voting early through the internet, by telephone or by a proxy or voting instruction card helps ensure that we receive a quorum of shares necessary to hold the meeting.

Recommended Vote

The Board of Directors unanimously recommends that you vote:

PROPOSAL 1: FOR the election of Kate S. Lavelle, J. Larry Nichols and Frank E. Richardson as directors of the Company for terms expiring in 2018.

PROPOSAL 2: FOR the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

PROPOSAL 3: FOR the approval of our executive officers’ compensation.

Voting by Proxy and Eligibility to Vote

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own. We have designated two officers of the Company to vote your shares at the meeting in the way you instruct. You may vote if your shares are recorded directly in your name in our stock register (“shareholder of record”) at the close of business on December 1, 2014. Shareholders who hold shares in “street name,” that is, through an account with a bank, broker, or other holder of record, as of such date may direct the holder of record how to vote their shares at the meeting by following the instructions for this purpose that the street name holders will receive from the holder of record.

A list of shareholders entitled to vote at the meeting will be available for examination at our corporate offices located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104, for a period of at least 10 days prior to the meeting and during the meeting.

How to Cast Your Vote

You may vote by any of the following methods:

Internet. Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m., Central Time, on January 28, 2015.

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VOTING AND THE MEETING

Telephone. Call toll-free 1-800-690-6903 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m. Central Time, on January 28, 2015.

Mail. If you are a shareholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instructions form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the annual meeting. Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and it saves us significant postage and processing costs. In addition, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

Notice and Access

On or about December 15, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who have not previously requested the receipt of paper proxy materials advising them that they can access this proxy statement, the 2014 annual report and voting instructions over the internet at www.proxyvote.com, or they may request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you change your election.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the internet or by telephone, or sign and return by mail all proxy cards or voting instruction forms. If you are a holder of record, we encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845 or by phone at 1-800-884-4225. If you hold your shares in street name, you should contact your bank or broker and request consolidation.

Revocation of Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a later vote by internet or telephone;

•	Submitting a new proxy card or voting instruction form with a later date;
•	Notifying the Company before the meeting by writing to the Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104; or

•	Voting in person at the meeting.

Attendance at the meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

2    SONIC CORP. 2015 Proxy Statement

VOTING AND THE MEETING

Annual Meeting Admission

Only Sonic Corp. shareholders may attend the annual meeting. Proof of ownership of Sonic Corp. common stock, along with valid picture identification (such as a driver’s license or passport), must be presented in order to be admitted to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the annual meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Shareholder Proposals

In order for the Company to include a shareholder proposal in the proxy materials for the next annual meeting of shareholders, a shareholder must deliver the proposal to the Corporate Secretary of the Company no later than August 16, 2015.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the next annual meeting, the Company’s Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our Bylaws require notice to be provided to the Corporate Secretary of the Company no earlier than September 30, 2015 and no later than October 30, 2015.

Costs of Proxy and Proxy Solicitation

We are paying the cost related to the preparation, printing and distribution of all the proxy materials. We also may use the services of our directors, officers and employees to solicit proxies by mail, email, facsimile, personally or by telephone. We will reimburse any bank, broker-dealer, or other custodian, nominee, or fiduciary for its reasonable expenses incurred in completing the mailing of shareholder requested proxy materials to the beneficial owners of our voting common stock.

Householding

We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact the Corporate Secretary at Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104. Such requests by street name holders should be made through their bank, broker, or other holder of record.

SONIC CORP. 2015 Proxy Statement    3

VOTING AND THE MEETING

Quorum and Voting Requirements

As of the close of business on the record date, December 1, 2014, the Company had 53,434,993 shares of common stock issued and outstanding. Each share has one vote. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you withhold authority to vote, abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in street name, these shares also will be counted for purposes of determining the presence or absence of a quorum for the transaction of business to the extent such nominee exercises its discretion to vote your uninstructed shares on certain matters at the annual meeting.

The Company will treat all abstentions and “broker non-votes,” as hereafter defined, as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting. Banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but they do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with the respect to the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

The voting requirements that apply to the proposals discussed in this proxy statement are as follows:

Proposal	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality	No
2. Ratification of Independent Registered Public Accounting Firm	Majority	Yes
3. Advisory Vote on Executive Officers’ Compensation	Majority	No

A “plurality” means, with regard to the election of directors, that the three nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors. An incumbent director who does not receive a majority of the votes cast will continue to serve, but will tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

A “majority” means that a proposal receives a number of “for” votes that is a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Voting Results

We will announce preliminary results at the meeting and publish final results in a current report on Form 8-K within four business days after the meeting.

4    SONIC CORP. 2015 Proxy Statement

CORPORATE GOVERNANCE

Board of Directors

The Board is currently composed of ten independent directors and Clifford Hudson, the Chairman of the Board, Chief Executive Officer and President. The Board recognizes the necessity of effective corporate governance to enable the Board to adequately oversee, advise and monitor the management of the Company.

The Board of Directors of the Company held a total of five meetings (four regular quarterly meetings and one telephonic special meeting) during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served. The Company encourages its Board members to attend the annual meeting of shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate the directors’ attendance. All directors attended the annual meeting of shareholders held in January 2014.

Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. The Board of Directors has documented its corporate governance practices and adopted Corporate Governance Guidelines, which are designed to formalize these practices and enhance governance efficiency and effectiveness. The Corporate Governance Guidelines may be found on Sonic’s website,

www.sonicdrivein.com, by going to the investor section under the “strictly business” section of the website. Among other things, these guidelines address the following:

•

The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.

•

The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the CEO, and the CEO is required at all times to make available to the Board his or her recommendations of potential successors.

•	The independent directors are required to meet in conjunction with each regularly scheduled quarterly Board meeting and at other appropriate times.

•	The Board and all committees are authorized to hire their own advisors.

•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Board Leadership Structure

Chairman. The Board reserves the right to determine from time to time how to configure the leadership of the Board and the Company in the way that best serves the Company and its shareholders. The Board specifically reserves the right to vest the responsibilities of Chairman of the Board and CEO in the same individual. The Board believes that the most effective leadership model for the Company at this time is to have the roles of Chairman and CEO combined. The Board believes this structure promotes the execution of the strategic responsibilities of the Board and management because the CEO is the director most familiar with the Company’s business and industry and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Mr. Hudson currently serves as Chairman of the Board and CEO.

The Board believes that the appointment of a lead independent director and the use of regular executive sessions of the non-management directors, along with the Board’s independent committee system and substantial majority of independent directors, allow it to

SONIC CORP. 2015 Proxy Statement    5

CORPORATE GOVERNANCE

maintain effective oversight of management. The Board recognizes that depending on the circumstances, other leadership models, such as a separate Chairman of the Board, might be appropriate. Accordingly, the Board regularly reviews and reassesses its leadership structure.

Lead Independent Director. The Company’s ten non-management directors, all of whom are independent, have appointed Mr. Richardson as the Board’s lead independent director, and he presides at all executive sessions of the independent directors. The Board has adopted lead director guidelines that provide for the lead director to fulfill the following functions:

•	provide the Chairman with input as to the schedule and agenda of Board meetings;

•	develop the agenda for and chair executive sessions of the independent directors;
•	advise the Chairman about the quality, quantity and timeliness of information provided to the Board;

•	serve as a liaison for consultation and communication between the independent directors and the Chairman;

•	work with the Board to guide management on strategic issues and long-term planning;

•	work with the Nominating and Corporate Governance Committee to ensure a succession plan is in place for the CEO;

•	work with the Chairman and Nominating and Corporate Governance Committee on Board succession planning; and

•	facilitate the performance evaluation of the CEO.

Director Independence

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors, with the exception of our Chairman and CEO, Clifford Hudson, is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. The objective element consists of specific relationships that automatically preclude a finding of independence. The subjective component requires the Board to make an affirmative determination that there are no other relationships that would impair independence. Mr. Hudson is the only employee member of the Board.

Practices for Considering Diversity

The charter of the Nominating and Corporate Governance Committee provides that the Committee shall annually review the appropriate characteristics of members of the Board of Directors in the context of the then-current composition of the Board. This assessment includes the following factors: independence, skills, experience, age, diversity (including diversity of skills, background and experience) and availability. It is the practice of the Nominating and Corporate Governance Committee to consider these factors when screening and evaluating candidates for nomination to the Board of Directors.

Board Involvement in Risk Oversight

The day-to-day responsibility for the identification, assessment and management of the various risks that the Company faces belongs with management. The full Board has primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. The Board’s oversight of risks occurs as an integral and continuous part of the Board’s oversight of the business of the Company. The Board’s ongoing oversight of risk in the context of specific aspects of our business is supplemented by a formal risk review process conducted by management. This review identifies the Company’s key overall risks and facilitates consideration of those risk exposures, strategic objectives and risk management programs. This formal risk review is discussed with the full Board on at least an annual basis.

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CORPORATE GOVERNANCE

Compensation of Directors

In accordance with the Compensation Committee Charter, non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee, except that equity and equity-based compensation is determined only by the Compensation Committee.

For calendar year 2014, commencing with the Board of Directors meeting in January, cash fees earned by the non-employee directors for their services were as follows:

•	Annual retainer amount of $35,000;

•	Lead Director annual retainer amount of $16,250;

•	Audit Committee Chair annual retainer amount of $15,000;

•	Compensation Committee Chair annual retainer amount of $10,000;

•	Nominating and Corporate Governance Committee Chair annual retainer amount of $7,500;
•	Additional fee of $2,500 for each quarterly Board meeting attended;

•	Additional fee of $1,000 for each Committee meeting attended; and

•	Additional fee of $1,000 for any special telephonic meetings attended.

On the date of the second quarterly Board meeting during the fiscal year, each non-employee director receives an annual equity award grant valued at $85,000 on the date of the grant, comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units. Both the stock options and the restricted stock units vest in one year. The exercise price of the stock options is equal to the market value of the common stock on the date of the grant.

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CORPORATE GOVERNANCE

Director Compensation Table

The following table sets forth information as to compensation during fiscal year 2014 paid to each non-employee director of the Company.

Name(1)	Fees Paid in Cash ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2) (3)	Total ($)
Tony D. Bartel	26,500	42,498	42,499	111,497
Lauren R. Hobart	24,500	42,498	42,499	109,497
Kate S. Lavelle	62,500	42,498	42,499	147,497
Michael J. Maples	51,000	42,498	42,499	135,997
J. Larry Nichols	64,500	42,498	42,499	149,497
Federico F. Peña	57,000	42,498	42,499	141,997
Frank E. Richardson	76,250	42,498	42,499	161,247
Robert M. Rosenberg	67,000	42,498	42,499	151,997
Jeffrey H. Schutz	54,000	42,498	42,499	138,997
Kathryn L. Taylor	53,000	42,498	42,499	137,997
(1)

Clifford Hudson, the Company’s Chairman of the Board, Chief Executive Officer and President, is not included in the table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Hudson as an employee of the Company is shown in the Summary Compensation Table.

(2)

In January 2014, the Company granted options to purchase 6,222 shares of common stock of the Company at $20.58 per share and 2,065 restricted stock units each to Mses. Hobart, Lavelle and Taylor and Messrs. Bartel, Maples, Nichols, Peña, Richardson, Rosenberg and Schutz. The dollar amounts reflect the aggregate grant date fair values of the stock and option awards. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014 regarding assumptions underlying valuation of equity awards.

(3)	The following table represents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of August 31, 2014:

Name	Outstanding Stock Awards	Outstanding Option Awards
Bartel	2,065	6,222
Hobart	2,065	6,222
Lavelle	4,149	11,235
Maples	4,149	90,243
Nichols	4,149	54,427
Peña	4,149	102,080
Richardson	4,149	102,080
Rosenberg	4,149	102,080
Schutz	2,065	9,851
Taylor	2,065	6,222

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CORPORATE GOVERNANCE

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines for non-employee directors that require each non-employee director to hold all stock awards granted to the director until he or she owns stock valued at least three times the annual cash fee amount paid to the director. Each of the incumbent non-employee directors, except for Mr. Bartel and Ms. Hobart whose terms began in January 2014, currently holds stock and restricted stock units in an amount exceeding the stock ownership requirement.

Director Nominations

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each person’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board.

With respect to considering nominations of new directors, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and

Corporate Governance Committee may seek input from senior management in identifying candidates.

Each candidate for director must possess the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.

•	No candidate shall have any material personal, financial, or professional interest in any present or potential competitor of the Company.

•

Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by shareholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Communications with Directors

Shareholders may communicate with the non-employee members of the Board of Directors by writing to the Board, c/o Carolyn C. Cummins, Corporate Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders are collected and forwarded on a periodic basis to the Board. Any concerns relating to accounting, internal accounting controls or auditing matters will be brought immediately to the attention of the Company’s Vice President of Internal Audit and handled in accordance with the procedures established by the Audit Committee with respect to such communications.

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PROPOSAL NO. 1 -	ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the shareholders, three individuals. Nominated for re-election are incumbent directors, Kate S. Lavelle, J. Larry Nichols and Frank E. Richardson whose terms expire at the 2015 annual meeting. If elected, each will serve as a director for a three-year term expiring at the annual meeting to be held in 2018.

If any of the nominees becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

One of our incumbent directors, Michael J. Maples, is not standing for re-election. Mr. Maples has served as a director since 2005.

Nominees

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire (if elected) and age for each nominee for election as a director at the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Kate S. Lavelle	January 2012	2018	49
J. Larry Nichols	January 2007	2018	72
Frank E. Richardson	March 1991	2018	75

The following is certain biographical information about each of the three nominees for directors, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Kate S. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. She served as Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004. Mrs. Lavelle served in various other management positions for LSG Sky Chefs, from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. From 2005 until July 2007, Ms. Lavelle served as a Director of Swift & Company, an American food processing company which was acquired in 2007 by JBS S.A., a Brazilian company. She also serves as a director of Jones Lang LaSalle, a global financial and professional services firm specializing in commercial real estate services and investment management. With over 20 years of experience in the finance and accounting industry, and six of those years as the Chief Financial Officer of a large, multi-brand, franchised quick service restaurant business, Ms. Lavelle brings to the Board her extensive expertise in finance and direct knowledge and understanding of restaurant operations and management.

J. Larry Nichols is a co-founder of Devon Energy Corporation (“Devon”) and has served as Executive Chairman of the Board of Directors of Devon since June 2010. Mr. Nichols served as Chairman of the Board of Devon from 2000 to June 2010 and as Chief Executive Officer from 1980 to June 2010. Mr. Nichols also serves on the Nominating and Governance Committee and as Lead Director of Baker Hughes Incorporated. He served as Chairman of the Board of the American Petroleum Institute from 2009 to 2010 and is a Director of the American Natural Gas Alliance, the National Association of Manufacturers and the National Petroleum Council. Mr. Nichols has demonstrated strong business,

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management and leadership skills, as evidenced by his successful performance as Chairman and Chief Executive Officer of Devon.

Frank E. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. From 1997 to June 2006, he served as Chairman of Enterprise News Media, Inc., which owned newspapers in Brockton, Quincy, Plymouth and several other towns in Massachusetts. Mr. Richardson serves as an Emeritus

Trustee of the Metropolitan Museum of Art in New York and as a Director of the American Friends of the National Gallery, London, England. Mr. Richardson has served on the boards of many public companies, including Alex Brown, Wilson Sporting Goods, Avis (Europe) and others. Mr. Richardson’s knowledge and experience in investments and financial matters and his experience with growth companies are valuable assets to the Board and to the Company.

Proxies cannot be voted for more than three nominees.

The Board of Directors recommends a vote “For” the election of each of the three nominees as a director.

Other Directors

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire, and age for each director who will continue as a director after the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Tony D. Bartel	January 2014	2017	50
Lauren R. Hobart	January 2014	2017	46
Clifford Hudson	August 1993	2016	60
Federico F. Peña	January 2001	2016	66
Robert M. Rosenberg	April 1993	2016	75
Jeffrey H. Schutz	August 2010	2017	63
Kathryn L. Taylor	January 2010	2017	59

The following is certain biographical information about each of the seven persons who will continue as a director after the annual meeting of shareholders, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Tony D. Bartel has over 20 years of experience in the consumer products industry, including 14 years in the restaurant industry. Mr. Bartel has served as President of Gamestop Corporation since 2010. He served as Executive Vice President of Merchandising and Marketing for Gamestop from 2007 until 2010 and as Senior Vice President of International Finance for Gamestop from 2005 until 2007. Prior to that, Mr. Bartel worked for NCH Corporation for two years and Pizza Hut, Inc. for 14 years, serving in various management positions including Chief Financial Officer, Vice President of Strategic Planning and Vice President

of Field Finance. He is a certified public accountant and began his career with KPMG LLP where he served for three years as a tax specialist. Mr. Bartel’s experience in marketing and strategy for multi-unit retail and restaurant brands will provide a significant broad-based understanding of retailing, including marketing and strategic planning. In addition, Mr. Bartel’s background in finance, tax and accounting will provide the Board with valuable perspective on the Company’s strategic initiatives, financial oversight and stewardship of capital.

Lauren R. Hobart has served as the Senior Vice President and Chief Marketing Officer of Dick’s Sporting Goods, Inc. since 2011. Ms. Hobart held a variety of management positions with Pepsi-Cola North America from 1997 until 2011, including Chief Marketing Officer, Carbonated Soft Drinks Brand. She began her career in the banking industry having five years of experience with JPMorgan Chase & Company and Wells Fargo Bank. Ms. Hobart will bring to the Board her marketing and strategic planning skills as a senior marketing executive at Fortune 500 companies. She will also provide valuable insight into consumer needs and marketplace trends currently influencing the retail industry.

Clifford Hudson has served as the Company’s Chairman of the Board since January 2000 and Chief Executive Officer since April 1995. Mr. Hudson served as President of the Company from April 1995 to January 2000 and reassumed the position of President from November 2004 until May 2008 and again in April 2013 to the present. He has served in various other

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offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation from January 2001 until 2011, where he served as its Chairman from 2008 until 2011. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001. In his more than 25 years with the Company, Mr. Hudson has gained meaningful leadership experience and quick-service restaurant knowledge. As CEO, he is responsible for determining the Company’s strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively. These capabilities, combined with Mr. Hudson’s understanding of the Company and unwavering commitment to the Sonic brand, make him uniquely qualified to serve on the Board.

Federico F. Peña has served as a Senior Advisor of Vestar Capital Partners since January 2009, and previously served as a Managing Director of Vestar from 1999 to 2009. Vestar is a global private equity firm that specializes in management buyouts, recapitalizations and going private transactions. Prior to joining Vestar, Mr. Peña served as the United States Secretary of Energy from 1997 to 1998 and the United States Secretary of Transportation from 1993 to 1997. Mr. Peña served as the Mayor of the City and County of Denver, Colorado from 1983 through 1991, the first Latino to hold that elected office. Mr. Peña founded Peña Investment Advisors in 1991 and was its President and Chief Executive Officer from 1991 until 1993. He served in the Colorado House of Representatives from 1979 until 1983 and practiced law for 10 years in Colorado. Mr. Peña is a Director of Wells Fargo & Company and a member of Toyota’s North American Diversity Advisory Board, as well as a member of several non-profit organizations. Mr. Peña has demonstrated sound leadership skills and brings his extensive investment experience to the Board.

Robert M. Rosenberg served as President and Chief Executive Officer of Allied Domecq Retailing USA (“Allied”), the parent company of Dunkin’ Donuts, Inc. and Baskin-Robbins, Inc., from May 1993 until his retirement in August 1998. Mr. Rosenberg served as President and Chief Executive Officer of Dunkin’ Donuts, Inc. from 1963 until May 1993, and he served as President and Chief Executive Officer of Baskin-Robbins, Inc. from December 1992 until May 1993.

Mr. Rosenberg served as a Director of Domino’s Pizza, Inc. from 1999 until April 2010. He currently serves as an honorary Director of the National Restaurant Association, as well as a Trustee of the educational foundation of the International Franchise Association (“IFA”). Mr. Rosenberg is a past President of the IFA. Mr. Rosenberg provides a significant, broad-based understanding of leading a large public company in the food service industry and further provides a specific understanding of all aspects of the industry, including operations, marketing, finance and strategic planning.

Jeffrey H. Schutz is a managing director of Centennial Ventures, a Denver-based venture capital firm with approximately $500 million of assets currently under management. Mr. Schutz has been a general partner in seven Centennial-sponsored partnerships and involved with the start-up, growth and development of approximately 50 companies over the past 23 years. In his position with Centennial Ventures, Mr. Schutz has directly contributed to the strategic planning and direction of these companies. Prior to joining Centennial Ventures in 1987, Mr. Schutz was Vice President and Director of PNC Venture Capital Group, an affiliate of PNC Financial. As a result of his background in building and growing entrepreneurial businesses, Mr. Schutz provides knowledgeable advice to the Company’s other directors and to senior management as the Company continues to strengthen its brand and grow its market share.

Kathryn L. Taylor serves as Chief Executive Officer of Impact Tulsa, a partnership of business and education leaders working to improve student outcomes. She previously worked as Chief of Education Strategy and Innovation for the State of Oklahoma from January 2010 until January 2011, a cabinet-level position to which she was appointed by the Governor of Oklahoma, and was of counsel for the Oklahoma law firm of McAfee & Taft from November 2010 until November 2011. She was elected the Mayor of the City of Tulsa, Oklahoma in 2006, and completed her term as Mayor in December 2009. Ms. Taylor was a partner in the Oklahoma law firm of Crowe and Dunlevy, serving as the Chair of the Franchising and Distribution Section from 1994 until 1998. From 1994 to 1997, Ms. Taylor also served as a principal owner and director of National Car Rental. From 1988 to 1994, she served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental. Both National Car Rental and Dollar-Thrifty Car Rental operate and franchise car rental locations world-wide. Ms. Taylor’s background

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and experience in franchising and securities law, as well as her development and oversight of the City of Tulsa’s annual capital and operating budget, allow her to provide significant knowledge to the Board on franchising, corporate governance and financial matters. She also provides broad insight into executive leadership, strategy and public affairs.

Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees are available at no charge in the corporate governance section of Sonic’s website, www.sonicdrivein.com. All members of each of these committees are independent directors. In addition, the Board of Directors has determined that the members of the Audit Committee meet the additional independence criteria required for audit committee membership under applicable NASDAQ listing standards.

The directors serving on each committee are appointed by the Board. These appointments are made at least annually, for terms expiring at the next annual meeting of shareholders.

The following table lists the members of each of the standing committees as of the date of this proxy statement:

	Audit	Compensation	Nominating and Corporate Governance
Tony D. Bartel	x
Lauren R. Hobart		x
Kate S. Lavelle	Chair
Michael J. Maples		x
J. Larry Nichols	x		Chair
Federico F. Peña		x	x
Frank E. Richardson	x		x
Robert M. Rosenberg		Chair	x
Jeffrey H. Schutz		x
Kathryn L. Taylor	x

Audit Committee. In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and compliance by the Company with certain legal and regulatory requirements. The committee encourages free and open communication among the committee members, the Company’s independent registered public accounting firm, and management of the Company. In accordance with its charter, the Audit Committee pre-approves all audit and permissible non-audit services. Throughout the year, the committee periodically meets with representatives of the Company’s independent registered public accounting firm and also meets with representatives of the internal audit function without management present. Each of the members of the Audit Committee is “independent,” as defined by the rules of the SEC and the NASDAQ stock market listing standards. The Board of Directors has determined that Ms. Lavelle is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K. In fiscal year 2014, the Audit Committee met eight times, including meetings to review the quarterly financial statements prior to the releases of earnings to the public.

Nominating and Corporate Governance Committee. In accordance with its written charter adopted by the Board of Directors, the Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board director nominees, and monitors significant developments in the law and practice of corporate governance. On November 6, 2014, the Nominating and Corporate Governance Committee nominated the three individuals named above for election as directors at the annual meeting of shareholders. The Nominating and Corporate Governance Committee held five meetings during the Company’s last fiscal year. The Nominating and Corporate Governance Committee will consider nominees recommended by the Company’s shareholders. In order to recommend a nominee for the next annual meeting, shareholders must deliver the recommendation in writing to the Company on or before August 16, 2015 addressed to the attention of Carolyn C. Cummins, Corporate Secretary of the Company, and must provide the full name, address and business history of the recommended nominee.

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Compensation Committee. In accordance with its written charter adopted by the Board of Directors, the Compensation Committee has responsibility for establishing, implementing and continually monitoring adherence to the Company’s compensation philosophy. The Compensation Committee is comprised entirely of independent directors. The Compensation Committee’s functions include reviewing and approving the base salary, annual and long-term cash incentive awards and long-term equity incentive awards to the executive officers of the Company other than the CEO, reviewing and recommending to the Board of Directors the compensation of the CEO, as described below, as well as overseeing and reviewing the Company’s various equity benefit plans. The Compensation Committee held five meetings during the Company’s last fiscal year.

The Board of Directors annually reviews the performance of the CEO and also sets the compensation of the CEO, including base salary and annual and long-term cash incentive awards, upon recommendation from the Compensation Committee. Our CEO annually reviews the performance of those executives reporting directly to him and makes recommendations to the Compensation Committee regarding compensation for those executives, as well as any other executive officers named in the Summary Compensation Table. Our Compensation Committee may exercise its discretion in accepting or otherwise modifying the proposed compensation and awards to those executive officers.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are named above. None of these individuals has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal year 2014.

Executive Session Meetings

The independent directors of the Company meet without the management director at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated Frank E. Richardson as the lead director to preside at all meetings of the independent directors.

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Compensation Discussion and Analysis

This section describes our executive compensation philosophy, objectives and program, recent decisions of the Compensation Committee (the “Committee”) regarding the compensation of our named executive officers or “NEOs” (our five most highly compensated executives for fiscal 2014), and the factors that contributed to those decisions. For fiscal 2014, our NEOs were:

Name	Title
Clifford Hudson	Chairman of the Board, Chief Executive Officer and President
Stephen C. Vaughan	Executive Vice President and Chief Financial Officer
Omar R. Janjua	President of Sonic Restaurants, Inc. and Chief Restaurant Operations Officer of Sonic Industries Services Inc.
John H. Budd III	Senior Vice President and Chief Development and Strategy Officer
Craig J. Miller	Senior Vice President and Chief Information Officer

Executive Summary

The key objectives of our executive compensation program are to motivate our executives to increase profitability and shareholder returns, to pay a significant portion of compensation based on performance and to compete for and retain talent.

2014 Business Performance

Fiscal 2014 saw continued improved results for the Company. Our strategies and initiatives drove much of our gains in fiscal 2014, resulting in increased earnings per share (“EPS”) on a year-over-year basis. Our new initiatives designed to enhance the guest experience complemented our innovative product pipeline and media strategies. The results showed in strong same-store sales and value return to our shareholders. The following table illustrates the Company’s growth in fiscal 2014 in terms of income from operations, EPS, same-store sales and stock price relative to performance in fiscal 2013 and fiscal 2012.

	2014	2013	2012	Change from 2012 to 2014
Income from Operations (in thousands)	$98,677	$89,248	$88,940	10.9%
EPS (Diluted)	$.85	$.64	$.60	42%
Same-Store Sales Growth	3.5%	2.3%	2.2%	(1)
Stock Price per Share at Fiscal Year End	$21.11	$15.96	$9.37	125.3%
(1)	The Company’s cumulative same-store sales growth from the beginning of fiscal 2012 to the end of fiscal 2014 was 8.0%.

The Company’s performance during fiscal 2014, and for the three-year period ending with fiscal 2014, demonstrated significantly improved financial results and a corresponding strong growth in the Company’s stock price.

2014 Compensation Program Key Events

•	Base salaries of NEOs increased, on average, by 7.6% (not including John H. Budd III who was hired at the end of fiscal 2013 and accordingly received no increase for fiscal 2014);

•	Annual cash incentive award payout for fiscal 2014 performance was 102.8% of target, reflecting strong financial performance in fiscal 2014; and

•	Long-term cash incentive award payout for the three-year performance period ending fiscal 2014 was 37.5% of target.

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Best Practices

For our annual shareholders meeting in January 2014, we submitted a proposal to our shareholders for an advisory vote on the fiscal 2013 compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Our shareholders approved the fiscal 2013 compensation of our NEOs with over 99% of the votes cast in favor of the proposal.

We believe that the outcome of the Say-on-Pay vote signals our shareholders’ support of our compensation approach. We evaluate our executive compensation program at least annually, and take into account the outcome of the Say-on-Pay vote at the prior annual meeting when considering the executive compensation program for the upcoming fiscal year. In addition, for fiscal 2014, the Compensation Committee engaged in substantial internal discussions about our compensation philosophy and possible design alternatives. As a result of these discussions, the Compensation Committee reaffirmed the fundamental principles of clearly linking executive compensation to Sonic’s performance.

We value the opinions of our shareholders and will continue to consider the outcome of future Say-on-Pay votes, as well as feedback received throughout the year, when making executive compensation decisions.

The following policies and practices are important elements of our executive compensation program:

•	Pay for Performance. The vast majority of total direct compensation is tied to performance.

•

Stock Ownership. We have stock ownership requirements for our CEO, requiring him to own stock equal in value to at least five times his annual salary. As of September 30, 2014, our CEO owned Sonic stock equal in value to more than 16 times his base salary.

•

Cash Incentives. Our long-term (three-year) cash incentives (grants in fiscal 2013 and 2014) and short-term (annual) cash incentive require growth in EPS to yield a payout. Both our short-term and long-term cash incentives utilize caps on potential payments.

•	Clawbacks. In August 2012, we adopted compensation recovery, or “clawback,” provisions in our employment agreements that will apply to all incentive compensation programs. We intend to adopt a comprehensive clawback policy after the SEC issues its rules regarding clawbacks under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

•

Change in Control. We do not intend to enter into any new change in control agreements, and our current agreements are double-trigger, meaning that none of the Company’s executive officers are eligible to receive cash payments solely as a result of a change in control of the Company. Severance payments will be provided following a change in control only if the executive is terminated without cause or resigns for good reason.

•

Independent Consultant. The Compensation Committee benefits from its utilization of an independent compensation consultant, and the compensation consultant acts at the sole direction of the Compensation Committee.

•

Equity Plans. Our 2006 Long-Term Incentive Plan provides for a three-year minimum vesting period for all time-based vesting equity awards for employees and a one-year minimum vesting period for all performance-based equity awards.

•	Tax Gross-ups. The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

•	Company Stock Transactions. The Company prohibits its executive officers from engaging in hedging or other speculative transactions in Company stock.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•

No Repricing of Underwater Stock Options. If our stock price declines or stays flat, our NEOs realize no benefit from their outstanding underwater stock options. We believe this is appropriate because our shareholders also would not have benefited from owning shares of Sonic common stock during this time.

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Compensation Process and Philosophy

The Compensation Committee, comprised entirely of independent directors, is responsible for aligning our compensation programs with our compensation philosophy of rewarding performance. The Compensation Committee reviews and approves any compensation decisions regarding vice presidents and above (with input from the CEO other than for his own compensation), and recommends the compensation of the CEO to the full Board of Directors. The Board then sets the CEO’s compensation based on its evaluation of the CEO’s performance. Further information about the duties of the Compensation Committee can be found in the Compensation Committee Charter, which is posted on our website at ir.sonicdrivein.com/governance.cfm. To make certain the Compensation Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	retains an independent consultant to advise on executive compensation;

•

benchmarks data, with the assistance of its independent consultant, to determine competitive compensation levels based on a peer group that represents other restaurant companies and companies with which we compete for talent;

•	approves the design and performance metrics used in our incentive plans;

•	submits recommendations to the full Board of Directors for approval and ratification of the CEO’s compensation; and

•	holds executive sessions (without our management present) at every Committee meeting.

In setting compensation for fiscal 2014, the Compensation Committee considered, among other things:

•	the benchmarking data and analyses described on page 19;
•	our overall performance in fiscal 2013, including our financial and operating performance;

•	each NEO’s individual performance and contributions to our achievement of financial goals and operational milestones;

•	each NEO’s job responsibilities, expertise, historical compensation, and years and level of experience;

•	the relative compensation levels of our NEOs;

•	the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future; and

•	whether the incentive criteria provide a balance of short-term and long-term incentives and mitigate any risk of a material adverse effect on the Company.

Our pay package includes base salary, short-term (annual) and long-term (three-year) cash incentive awards, and a long-term equity award in the form of stock options. We believe Sonic’s compensation program is in the best interests of the Company and our shareholders for the following reasons:

1.	It ensures a strong pay-for-performance alignment.

Our executive compensation program is designed to be “results-aligned.” We believe that when Sonic achieves a high level of performance through increased profits and a higher stock price, our NEOs should be compensated accordingly. So when our shareholders are rewarded, our executive officers are also rewarded. Similarly, when Sonic’s performance does not achieve these results, our NEOs should receive much lower or no incentive compensation.

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2.	It emphasizes variable, “at risk” compensation.

As a result of our executive compensation philosophy, in fiscal 2014, an average of 63% of the total compensation opportunity of our NEOs was awarded in the form of a short-term (annual) cash incentive, long-term cash incentive and long-term equity incentive in the form of stock options. The following charts illustrate how each compensation component for fiscal 2014 disclosed in the Summary Compensation Table and long-term cash incentive opportunity were weighted for our Chief Executive Officer and the other NEOs as a group.

3.	It directly links executive compensation to tangible financial results.

Performance was strong in fiscal 2014, with both system-wide same-store sales and same-store sales at Company drive-ins increasing 3.5%. This positive performance was reflected in our payout of incentive awards. The Company’s strong sales were driven by the Company’s successful implementation of initiatives designed to enhance the guest experience through improved service and product quality along with increased media effectiveness. These initiatives complemented an innovative product and promotion pipeline.

Cash Incentives

•	The Company achieved 16.8% growth in EPS in fiscal 2014, excluding certain non-GAAP adjustments. Short-term cash incentives paid out at 102.8% of target as a result of this performance.

•

The Company achieved 37.5% of the targeted 18% compounded annual growth in EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) for the three-year performance period of fiscal 2012 through fiscal 2014, as measured for purposes of our long-term cash incentive awards granted for that period, which resulted in a payout of 37.5% of target.

Equity Incentives

•	We use stock options as a means of aligning the long-term economic interests of our executives with those of our shareholders. We grant our executives stock options with an exercise price equal to the closing market price of our stock on the grant date. Options vest over a period of three years, with one-third of the grant becoming exercisable on each of the first three anniversary dates of the grant date.

•

The market price of our stock increased during fiscal 2014, which positively affected the value of our executives’ accumulated stock options. Our common stock closing price increased from $15.96 on August 31, 2013 to $21.11 on August 29, 2014.

Compensation Consultant

The Compensation Committee has the authority under its charter to engage the services of outside advisors. In accordance with this authority and in furtherance of the compensation philosophy described above, our Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”) to conduct an annual review of our total compensation program for our executive officers and provide relevant market data concerning executive pay practices. Mercer provided a review of executive compensation in October 2013, including data consisting of proxy information of peer companies as well as an analysis of executive compensation survey data for the restaurant industry maintained by Mercer, Towers Watson and Aon Hewitt. Mercer attended two Compensation Committee meetings in fiscal 2014. The Company has assessed the

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independence of Mercer as required by the SEC and concluded that no conflict of interest exists that would prevent Mercer from independently advising the Compensation Committee.

Benchmarking and Peer Group

In making compensation decisions, our Compensation Committee compares each element of total compensation against our “compensation peer group,”

which is a benchmarking peer group of publicly traded restaurant companies, as augmented by survey data where position matches were not available. Our compensation peer group is carefully selected in consultation with Mercer based on criteria including restaurant industry, operating structure and size. The peer group is periodically reviewed and updated by our Compensation Committee to consist of companies against which the Compensation Committee believes we compete for talent.

The companies comprising our compensation peer group for 2014 were:

BJ’s Restaurants	DineEquity	Popeye’s Louisiana Kitchen
Biglari Holdings Inc.	Domino’s Pizza	(formerly AFC Enterprises)
Bob Evans Farms	Einstein Noah Restaurant	Red Robin
Buffalo Wild Wings	Jack in the Box	Ruby Tuesday
CEC Entertainment	Panera Bread	Texas Roadhouse
Denny’s	Papa John’s	Wendy’s

At the time of setting 2014 compensation, the Compensation Committee considered fiscal 2012 data, which was the most recent financial and compensation data of our peer group provided in the October 2013 review. For comparison purposes, the Company’s annual revenues in fiscal 2013 were below the 25th percentile in revenues of our compensation peer group, and the Company’s market value was between the 25th percentile and the median in market value of our compensation peer group companies. The Company’s system-wide revenues were above the 75th percentile in terms of system-wide revenues of our peer group. The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

Components of Compensation

The significant elements of our executive compensation program are as follows:

Direct compensation elements (1)	Performance-based	Primary metric	Terms
Base Salary		n/a	Evaluated annually, based on such factors as competitive benchmarks, Company performance and individual performance
Short-Term (Annual) Cash Incentive	X	EPS	Based solely on financial metric
Long-Term (Three-Year) Cash Incentive	X	Earnings before interest, taxes, depreciation, amortization and rent (“EBITDAR”) for fiscal 2012 grant; EPS for fiscal 2013 and fiscal 2014 grants	Based solely on financial metric
Stock Options	X	Stock price	Vest one-third each year; seven-year term

(1)	Indirect compensation elements include retirement programs and other limited personal benefits as described below under “Other Elements of Compensation.”

Our Compensation Committee considered each of these components within the context of a total rewards framework and the Company’s pay-for-performance philosophy. We strive to be competitive in the marketplace by appropriately balancing all elements of compensation (short-term versus long-term and fixed versus variable) while recognizing the Company’s performance, as well as the NEO’s performance, contributions and experience, and internal pay fairness. In maintaining our philosophy of paying for performance, compensation is more heavily weighted towards variable “at-risk” compensation than fixed

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compensation, which is provided as base salary. This weighting is identified in the table below which shows our fixed versus variable mix for targeted total compensation.

TARGETED FIXED VERSUS VARIABLE COMPENSATION MIX FOR THE NEOS FOR CALENDAR YEAR 2014

Name	Position	Fixed Compensation as % of Target Total Compensation	Variable Compensation as % of Target Total Compensation
Clifford Hudson	Chairman of the Board, CEO and President	26%	74%
Stephen C. Vaughan	Executive Vice President and Chief Financial Officer	39%	61%
Omar R. Janjua	President of Sonic Restaurants, Inc. and Chief Restaurant Operations Officer of Sonic Industries Services Inc.	39%	61%
John H. Budd III	Senior Vice President and Chief Development and Strategy Officer	38%	62%
Craig J. Miller	Senior Vice President and Chief Information Officer	34%	66%

Compensation of NEOs is also more heavily weighted towards long-term cash and equity incentives than short-term incentives to align the interests of executives with our shareholders and facilitate the creation of value for shareholders. In furtherance of the Company’s philosophy of rewarding executives for future superior financial performance, prior stock compensation gains are generally not considered in setting future compensation levels.

Base Salary. Base salary is designed to compensate our NEOs for their experience, knowledge of the industry, duties and responsibilities, and to provide a minimum, fixed level of cash compensation to attract and retain talented NEOs who can successfully design and execute our business strategy. In determining base salaries, we consider each NEO’s roles and responsibilities, experience, unique skills, individual performance and future potential with Sonic, along with salary levels for similar positions in our peer group and internal pay equity. Our compensation philosophy is to target base salaries close to the median of our compensation peer group for each NEO. Base salaries are reviewed annually during our benchmarking process. For fiscal 2014, the base salaries for the NEOs ranged from 92% to 108% of the peer group median base salary for fiscal 2012 (based on the October 2013 annual review information available when compensation was reviewed in January 2014). Base salaries for NEOs are reviewed on a calendar year basis. Mr. Hudson’s base salary was increased 5.6% for calendar 2014. Messrs. Vaughan, Janjua and Miller received increases ranging from 6.2% to 10.4%. Mr. Budd did not receive an increase because he commenced his employment with the Company at the end of fiscal 2013. Changes were made as a result of the strong performance in fiscal 2013 and to move salaries closer to the respective officer peer-group medians.

Short-Term Cash Incentive. We provide performance-based annual cash incentive award opportunities to our NEOs, as well as other officers and mid-level management personnel. These short-term cash incentives are designed to reward the achievement of specific, pre-set performance objectives measured over the fiscal year. Awards under the annual cash incentive program are based on the Compensation Committee’s belief that a significant portion of the annual compensation of NEOs should be contingent on achievement of the annual performance goals of the Company.

Annual cash incentive awards for fiscal 2014 were granted under the Executive Cash Incentive Plan (the “Cash Plan”) adopted by the Company’s shareholders in 2012. The Cash Plan allows for both short-term and long-term performance-based cash incentive awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended.

The Compensation Committee measures the performance of the Company against an annual business plan prepared by management and reviewed and approved by the Board of Directors prior to the beginning of the fiscal year. Achievement of the EPS target set forth in the annual business plan will result in the payment of a cash incentive award equal to a percentage of the base salary of the NEO. The EPS target is approved by the Board and designed to reinforce our focus on profitability and enhancement of long-term shareholder value. We consider EPS as a key indicator of how well management is executing the Company’s strategy.

The target short-term cash incentive awards are generally set at the median of our compensation peer group, taking into account individual performance, program

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costs and total compensation targets. These target award levels are reviewed periodically by our Compensation Committee. The target percentages of base salary for purposes of setting target short-term incentive awards for each NEO are based on the scope of the NEO’s responsibilities, internal pay equity among NEOs with similar responsibilities and competitive considerations. The target percentage of base salary for each of our NEOs for fiscal 2014 and 2013 was as follows:

Name	2014 and 2013
Clifford Hudson	100%
Stephen C. Vaughan	75%
Omar R. Janjua	75%
John H. Budd III	50%
Craig J. Miller	50%

NEOs must achieve a threshold level of 80% of the established EPS target in order to be rewarded with 25% of their target annual incentive awards. Incremental progress from 80% to 100% of the established EPS goal will allow the remaining 75% of the target incentive award to be earned. Thus, consistent with our pay-for-performance philosophy, only when performance meets the EPS target will NEOs be able to realize the entirety of their target incentive awards. The Board of Directors sets the EPS target to require strong performance in order to achieve the target incentive awards. To encourage exceptional performance, achievement in excess of the EPS target will result in the payment of an incentive award equal to an additional 3% of the target incentive award for every 1% EPS exceeds the EPS target. For example, if the Company achieved 103% of the EPS target for the fiscal year, the NEO would be entitled to receive 109% of his target incentive award. The award is capped at 116 2/3% of the EPS target (or 150% of the target annual incentive award). The Cash Plan provides that the Compensation Committee will make adjustments for all items of gain, loss or expense that are related to special, unusual or nonrecurring items. In addition, our Compensation Committee retains discretion to reduce, but not increase, the annual incentive awards as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

For fiscal 2014, the EPS target was $.83. Actual performance in fiscal 2014, as adjusted, resulted in a payout of 102.8% of the target annual incentive amounts for the NEOs. The adjustment for a special item had the effect of reducing the NEOs’ percentage attained versus the target. For fiscal 2013, the EPS target was $.69. Actual performance in fiscal 2013, as adjusted, resulted in a payout of 113.8% of the target annual incentive amounts for the NEOs. For fiscal 2012, the payout was 85% of the target annual incentive amount. For fiscal 2011, the payout was 114% of the target annual incentive amount. For fiscal 2010, no annual cash incentives were paid to our NEOs based on the Company’s financial performance. The Compensation Committee did not exercise discretion to alter any individual short-term awards paid under the Cash Plan for fiscal 2014 or for the prior four fiscal years. During fiscal 2014, the Compensation Committee awarded the CEO an additional one-time discretionary bonus of $90,392 in recognition of his outstanding performance.

Long-Term Incentives. A key component of our NEO compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term shareholder value through the use of long-term cash and equity-based incentives. As a result, our officers’ interests are closely aligned with shareholders’ long-term interests. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and provides executives with incentives to maximize the value of shareholders’ investments. The annualized value of the long-term incentives awarded to our NEOs is intended to be the largest component of our overall compensation package. Target long-term incentive award values are determined by the Compensation Committee by analyzing benchmark data, individual performance, program cost and total compensation targets.

For fiscal 2014, as in fiscal years 2011 through 2013, the Compensation Committee determined that the Company’s executive officers’ long-term incentive awards should be comprised of approximately 50% long-term cash awards under the Cash Plan and approximately 50% long-term equity awards (in the form of stock options) under the Sonic Corp. 2006 Long-Term Incentive Plan (the “Equity Plan”). In determining the total value of long-term incentives to be granted for fiscal 2014, our Compensation Committee utilized a formula which consisted of base salary multiplied by a percentage determined by the Compensation Committee based on the total long-term incentive award target for the executive officer. For fiscal 2014, the target percentage was 200% for Mr. Hudson, 100% for Messrs. Vaughan and Janjua, and 85% for Messrs. Budd and Miller. As mentioned, the Company grants approximately 50% of the total value of the long-term incentive award target in

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the form of long-term cash awards and approximately 50% in the form of stock options based on the Black-Scholes value of the award on the date of grant.

Prior to fiscal 2011, long-term incentives were provided to executives solely in the form of equity awards. Providing a portion of long-term incentives under the Cash Plan reduces share dilution.

Long-Term Cash Incentives. As mentioned above, the Cash Plan allows for the grant of both short-term and long-term cash incentive compensation based on the Company’s performance. With respect to long-term incentives, the Cash Plan provides an additional means for incentive awards to align executives with the Company’s long-term performance and provides a long-term component based on measures that are not limited to stock price. The Cash Plan permits the Compensation Committee to select the performance metrics applicable to a long-term incentive award from among a list of permitted metrics. For the long-term cash incentive awarded to executive officers in fiscal 2014, the performance metric is EPS. The Compensation Committee believes that, over time, EPS results are the primary driver of our stock price, an important indicator of our profitability, and an accurate indicator of long-term Company performance.

With regard to the long-term cash awards granted in fiscal 2014 under the Cash Plan, payment is based on the Company’s attainment of certain EPS targets over a performance period commencing September 1, 2013 and ending August 31, 2016. The actual amount of the cash award will vary between 0% and 150% of the target award, with payout occurring as follows:

Performance Level	Average Annual Increase in EPS	Payout vs. Target Award(1)
Maximum	27%	150%
Target	18%	100%
Minimum	6%	25%

(1)	Interpolation used for performance between the minimum payout (25%) and maximum payout (150%).

Our Compensation Committee retains discretion to reduce, but not increase, the long-term cash incentive awards as it sees fit in light of unusual or unforeseen developments that impact the Company or the industry in which it operates.

For the three-year performance period of fiscal 2012 through fiscal 2014, the performance target was 18% growth in EBITDAR. Actual performance resulted in a payout of 37.5% of the target long-term cash incentive amounts for the NEOs. For the three-year performance period of fiscal 2011 through fiscal 2013, no long-term cash incentives were paid to our NEOs based on the Company’s financial performance. The Compensation Committee did not exercise discretion to alter any individual long-term cash awards paid under the Cash Plan for fiscal 2012 through 2014.

Long-Term Equity Incentives. The Equity Plan provides our Compensation Committee flexibility in the choice of vehicles used to make long-term equity incentive grants, including the ability to issue stock options, performance share units and restricted stock units. The Compensation Committee reviews the types of awards granted annually to ensure we spend our shares responsibly and understand the cost associated with each type of available award. The Equity Plan provides for a three-year minimum vesting period for all time vesting-based equity awards and a one-year minimum vesting period for all performance-based equity awards granted to employees.

As mentioned, the Compensation Committee has determined that the equity portion of the executive officers’ long-term incentive awards should be in the form of stock options. Stock options only have value if our stock price appreciates after the options are granted. We believe stock price performance should also be an important driver of compensation to align management and shareholder interests.

Stock options grants to NEOs are made annually at our quarterly Compensation Committee meeting in January. Our quarterly Compensation Committee meeting dates are generally set in conjunction with our quarterly Board meetings and are scheduled about a year in advance of the meetings. Stock options are granted with an exercise price equal to the closing market price of our common stock on the grant date (which is typically the date following the quarterly Compensation Committee meeting). There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information. Options expire after seven years and vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the NEO is still employed by us on the date of vesting. The periodic vesting provisions are in place to encourage the NEOs to remain with the Company.

In addition to regular award grants, at times our Compensation Committee makes special stock option

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grants, usually in connection with promotions and new employment, which are made at the quarterly Compensation Committee meeting following the event triggering the grant. In April 2014, the Compensation Committee made a special grant of 12,130 restricted stock units to Mr. Miller. This one-time grant was intended to provide a strong incentive for Mr. Miller to remain with the Company and complete the implementation of key technology initiatives. The RSUs will vest 50% on January 31, 2016, and 50% on April 30, 2017, subject to achievement of performance measures that are not included elsewhere in our incentive program.

Other Elements of Compensation

The other types of compensation and benefits provided to the NEOs are generally similar to those provided to other officers.

Employee Stock Purchase Plan. The Company maintains the Employee Stock Purchase Plan, (the “ESPP”), adopted in 1991 and last amended in 2011, to provide all employees with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPP is a qualified plan under Internal Revenue Code section 423. The Compensation Committee believes the ESPP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the company’s key objectives because it give employees access to the Company’s equity at a favorable price.

Perquisites. The only perquisites provided to NEOs, as well as all other officers, are car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The Company does not offer any retirement plan or compensation for NEOs other than the Company’s 401(k) plan, in which all employees may participate, and the Company’s nonqualified deferred compensation plan (the “NQDC Plan), which is solely funded by employee contributions and the same employer contributions as provided under the 401(k) plan. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent contributed by employees into their 401(k) funds and 50% on the second three percent of employee

401(k) contributions. Non-officer employees receive 100% match of the second three percent of their contributions if they have been employed by the Company for 10 years or more. Officers receive a match on their contributions in the NQDC only to the extent they have not received the maximum match for contributions made to their 401(k) funds.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees.

CEO Compensation

The Compensation Committee sets the compensation of all NEOs other than the CEO. With respect to the CEO, the Compensation Committee recommends his compensation to the full Board, which then sets the CEO’s compensation based on the Board’s evaluation of the performance of the CEO for the prior fiscal year. The Board’s evaluation of the CEO considers the CEO’s performance against qualitative goals and objectives approved by the Board for the prior fiscal year (specifically addressing any areas where objectives were not met) and the CEO’s self-evaluation of his performance against the goals and objectives. Mr. Hudson’s compensation for fiscal 2014 was higher than that of other NEOs primarily because of his greater influence over and responsibility for the Company, the compensation levels of comparable executives at companies within our compensation peer group, and his long tenure with the Company.

Our pay-for-performance compensation program aligns the compensation of the CEO with the interests of the Company’s shareholders, with a substantial amount of the CEO’s target total direct compensation being “at risk” performance-based compensation. For fiscal 2014, target “at-risk” performance-based compensation represented approximately 74% of our CEO’s target total direct compensation.

Stock Ownership Guidelines

Historically, we have encouraged our executives to own Sonic stock and have monitored ownership levels. The Company has stock ownership guidelines for the CEO which provide for stock ownership by the CEO of at least five times his base salary. As of September 30, 2014, Mr. Hudson owned Sonic stock equal in value to more than 16 times his base salary.

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Termination and Change in Control Arrangements

We have employment agreements with each NEO. The employment agreements provide that if the Company terminates the NEO’s employment other than for cause or fails to renew the officer’s contract, the Company must pay the NEO certain severance benefits. The contracts for the NEOs also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer severance benefits. These severance and change in control payments are discussed in more detail under “Potential Payments upon Termination or Change in Control” on page 29. The agreements regarding severance payments are designed to be competitive with similar agreements of our compensation peer companies in order to attract, retain and motivate NEOs, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage NEOs to remain in service after a change in control and ensure that NEOs are able to devote their entire attention to maximizing shareholder value in the event of a change in control. The Compensation Committee has determined that the amounts payable under the employment agreements are necessary to achieve those objectives.

As described below, none of the employment agreements provide for the payment of severance upon a change of control unless the employee is terminated without “cause” or resigns for “good reason.” In addition, the Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

Tax Considerations

In determining executive compensation, our Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. One exception applies to “performance-based compensation” paid pursuant to shareholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our shareholders). Generally, our Compensation Committee believes that it is in the best interests of the Company’s shareholders to preserve the deductibility of compensation paid to executive officers of the Company, while still maintaining the goals of the Company’s executive compensation program. However, where it is deemed necessary and in the best interest of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy, the Compensation Committee may approve compensation to NEOs that may exceed the limits of deductibility. For fiscal 2014, all compensation paid to our NEOs qualified for deduction under Section 162(m), except for the previously discussed one-time discretionary bonus in the amount of $90,392 awarded to our CEO by the Compensation Committee in recognition of outstanding performance.

Compensation Risk

In fiscal 2014, the Compensation Committee reviewed the Company’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our NEOs and other employees could encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. In conducting this review, the Compensation Committee considered a risk assessment analysis performed by Mercer, an independent compensation consulting firm, with regard to the Company’s compensation policies and practices in fiscal 2014. Based on this review, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

In making this determination, the Compensation Committee considered the various components of compensation and the compensation decision-making process including:

•

A Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity and cash incentives, representing a mix that is not overly weighted toward short-term cash incentives.

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•	Capped Incentive Awards. Short-term and long-term cash incentive awards are capped at 150% of target.

•	Independent Compensation Consultant. Our Compensation Committee uses an independent compensation consultant.

•

Multi-Year Vesting. The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. All long-term cash incentive awards have a three-year performance period. All time-vested equity awards, including stock options, have a three-year vesting period.

•	Performance Metrics. All performance metrics for our short-term and long-term cash incentive awards are based on audited metrics.
•	Discretion. Our Compensation Committee has the ability to exercise discretion to reduce final payouts of all short-term and long-term cash incentive awards.

Conclusion

The Compensation Committee believes the compensation delivered to the NEOs for fiscal 2014 is reasonable and appropriate. Further, the Compensation Committee believes the total executive compensation program does not encourage executives to take unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

/s/ Robert M. Rosenberg, Chair

/s/ Lauren R. Hobart

/s/ Michael J. Maples

/s/ Federico F. Peña

/s/ Jeffrey H. Schutz

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Summary Compensation Table

The following table provides information concerning total compensation earned by the NEOs (“the CEO, the Chief Financial Officer and the three other most-highly compensated executive officers of the Company”) who served in such capacities as of August 31, 2014 for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Clifford Hudson	2014	726,467	90,392	(4)	-		707,199	920,361	25,875	2,470,294
Chairman of the Board,	2013	687,708	-		-		679,999	773,840	26,304	2,167,851
Chief Executive Officer and President	2012	651,042	-		-		515,624	532,312	29,731	1,728,709
Stephen C. Vaughan	2014	412,377	-		-		200,718	361,307	27,688	1,002,090
Chief Financial Officer and	2013	373,494	25,000	(5)	-		183,628	313,454	24,546	920,122
Executive Vice President	2012	349,209	-		-		144,924	217,285	26,770	738,188
Omar R. Janjua	2014	424,644	-		-		205,991	369,432	29,128	1,029,195
President of Sonic Restaurants, Inc.	2013	399,777	-		-		199,989	341,382	26,608	967,756
and Chief Restaurant Operations Officer of Sonic Industries Services Inc.	2012	352,709	-		-		144,924	219,496	30,051	747,180
John H. Budd III(6)	2014	377,719			-		325,329	192,750	32,301	928,099
Senior Vice President and	2013	5,859	35,000	(7)	-		-	-	-	40,859
Chief Development and Strategy Officer	2012	-	-		-		-	-	-	-
Craig J. Miller	2014	291,958	-		249,999	(8)	120,379	180,747	24,582	867,665
Senior Vice President and	2013	269,875	-		-		98,016	108,579	24,802	501,272
Chief Information Officer	2012	263,750	-		-		95,625	142,925	23,838	526,138
(1)

The amounts shown reflect the aggregate grant date fair values of the stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014 regarding assumptions underlying valuation of equity awards. The terms applicable to option awards granted in fiscal 2014 are set forth below in the Grant of Plan-Based Awards Table.

(2)

Amounts listed below for fiscal 2014 include short-term cash incentive compensation paid for the one-year performance period ended August 31, 2014, and long-term cash incentive compensation paid for the three-year performance period ended August 31, 2014, as discussed in further detail in the Compensation Discussion and Analysis under the sections “Annual Cash Incentive” and “Long-Term Cash Incentives.”

Name	Short-Term Cash($)	Long-Term Cash($)
Clifford Hudson	727,002	193,359
Stephen C. Vaughan	309,510	51,797
Omar R. Janjua	317,635	51,797
John H. Budd III	192,750	N/A
Craig J. Miller	145,591	35,156
(3)	All Other Compensation for fiscal 2014 is listed in the following table:

Name	Company Matching Contributions to the 401(k) Plan ($)	Car Allowance ($)	Company Provided Life and Accidental Death and Dismemberment Insurance Premiums ($)	Relocation Expenses ($)	Total All Other Compensation ($)
Clifford Hudson	10,698	14,400	778		25,875
Stephen C. Vaughan	12,510	14,400	778		27,688
Omar R. Janjua	13,950	14,400	778		29,128
John H. Budd III	-	14,400	713	17,575	32,301
Craig J. Miller	9,406	14,400	778		24,584

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(4)	The bonus amount for Mr. Hudson is a one-time discretionary bonus awarded to Mr. Hudson by the Compensation Committee in recognition of outstanding performance.

(5)

The bonus amount for Mr. Vaughan is a one-time discretionary bonus awarded to Mr. Vaughan by the Compensation Committee in recognition of his performance in connection with the partial refinancing of the Company’s securitization debt in fiscal 2013.

(6)	Mr. Budd was employed by the Company and elected Senior Vice President and Chief Development and Strategy Officer of the Company effective August 26, 2013.

(7)	The bonus amount for Mr. Budd is a hiring bonus paid to him when he joined the Company in August 2013.

(8)

The stock award for Mr. Miller is a one-time discretionary award granted to Mr. Miller by the Compensation Committee for retention purposes. The restricted stock units vest 50% on January 31, 2016 and 50% on April 30, 2017, subject to performance measures.

Grants of Plan-Based Awards Table

The following table provides information concerning grants of plan-based awards made to the NEOs during fiscal 2014.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1) (2)	Target ($)	Maximum ($)
Clifford Hudson
Stock Options	1/16/2014					103,537	20.58	707,199
Short-Term Cash Incentive	10/16/2013	176,800	707,200	1,060,800
Long-Term Cash Incentive	10/16/2013	170,000	680,000	1,020,000
Stephen C. Vaughan
Stock Options	1/16/2014					29,386	20.58	200,718
Short-Term Cash Incentive	10/16/2013	75,270	301,080	451,620
Long-Term Cash Incentive	10/16/2013	48,250	193,000	289,500
Omar R. Janjua
Stock Options	1/16/2014					30,158	20.58	205,991
Short-Term Cash Incentive	10/16/2013	77,246	308,983	463,275
Long-Term Cash Incentive	10/16/2013	49,997	199,989	299,984
John H. Budd III
Stock Options	10/16/2013					25,000	18.32	165,955
Stock Options	1/16/2014					23,333	20.58	159,374
Short-Term Cash Incentive	10/16/2013	46,875	187,500	281,250
Long-Term Cash Incentive	10/16/2013	39,844	159,375	239,063
Craig Miller
Stock Options	1/16/2014					17,624	20.58	120,379
Restricted Stock Units	4/17/2014				12,130			249,999
Short-Term Cash Incentive	10/16/2013	35,406	141,625	212,437
Long-Term Cash Incentive	10/16/2013	29,219	116,875	175,313

(1)

The threshold amounts under the Company’s short-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Annual Cash Incentive.”

(2)

The threshold amounts under the Company’s long-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the Compensation Discussion and Analysis under the section “Long-Term Cash Incentives.”

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(3)

The amounts shown reflect the grant date fair value of the option awards for financial reporting purposes computed in accordance with FASB ASC 718. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014 regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at Fiscal Year-end Table

The following table provides information on the current holdings of stock options and restricted stock units by the NEOs as of the fiscal year ended August 31, 2014.

					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have not Vested (#)(2)	Market Value of Shares or Units that have not Vested ($)(3)
Name	Exercisable	Unexercisable
Clifford Hudson	15,001	0	19.30	1/31/2016
	135,507	0	22.24	1/10/2015
	112,500	0	10.15	1/15/2016
	235,644	0	8.74	1/14/2017
	112,849	0	11.19	1/6/2018
	121,652	60,818	6.80	1/18/2019
	48,889	97,751	11.07	1/16/2020
	0	103,537	20.58	1/16/2021
Stephen C. Vaughan	19,983	0	19.72	11/10/2014
	12,497	0	21.65	4/6/2015
	60,519	0	22.24	1/10/2015
	65,205	0	10.15	1/15/2016
	62,210	0	8.74	1/14/2017
	30,808	0	11.19	1/6/2018
	34,192	17,094	6.80	1/18/2019
	13,202	26,397	11.07	1/16/2020
	0	29,386	20.58	1/16/2021
Omar R. Janjua	27,930	0	10.74	10/15/2016
	30,808	0	11.19	1/6/2018
	0	17,094	6.80	1/18/2019
	14,378	28,749	11.07	1/16/2020
	0	30,158	20.58	1/16/2021
John H. Budd III	0	25,000	18.32	10/16/2020
	0	23,333	20.58	1/16/2021
Craig J. Miller	20,313	0	11.19	1/16/2018
	22,561	11,279	6.80	1/18/2019
	7,047	14,090	11.07	1/16/2020
	0	17,624	20.58	1/16/2021
					12,130	256,064

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(1)

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended August 31, 2014. All stock options have a three-year vesting schedule of 33 1/3% per year. All stock options granted prior to April 2006 have a 10-year term and all stock options granted in or after April 2006 have a seven-year term.

Grant Date	Vesting Schedule	Expiration Date
1/18/2012	33 1/3% per year with remaining vesting date of 1/18/2015	1/18/2019
4/11/2012	33 1/3% per year with remaining vesting date of 4/11/2015	4/11/2019
1/16/2013	33 1/3% per year with remaining vesting dates of 1/16/2015 and 1/16/2016	1/16/2020
10/16/2013	33 1/3% per year with remaining vesting dates of 10/16/2014, 10/16/2015 and 10/16/2016	10/16/2020
1/16/2014	33 1/3% per year with remaining vesting dates of 1/16/2015, 1/16/2016 and 1/16/2017	1/16/2021

(2)	Restricted stock units were granted April 17, 2014 and will vest 50% on January 31, 2016 and 50% on April 30, 2017, subject to certain performance criteria.

(3)	The value is based on the closing price of $21.11 on August 29, 2014 for one share of Sonic Corp. stock.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised during fiscal 2014 by the NEOs. There were no shares of restricted stock which vested in fiscal 2014.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Clifford Hudson	217,624	521,984
Stephen C. Vaughan	50,728	130,433
Omar R. Janjua	98,807	896,180
John H. Budd III	-	-
Craig J. Miller	50,000	385,703

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Hudson, our Chairman of the Board, Chief Executive Officer and President, and the other NEOs. Mr. Hudson’s agreement is for a two-year term which automatically extends each year for one additional year to maintain successive terms of two years unless specifically terminated or not renewed by the Company. The agreements for all other NEOs have one-year terms and automatically renew for successive one-year terms unless specifically terminated or not renewed by the Company. The employment agreements provide that if the Company terminates the NEO’s employment other than for cause or fails to renew the officer’s contract, the officer will receive his base salary for a 24-month period after termination in the case of Mr. Hudson, and for a 12-month period after termination in the case of Messrs. Vaughan, Janjua, Budd and Miller. The agreements define “cause” as (1) the willful and intentional failure to perform substantially the officer’s duties (other than because of physical or mental incapacity), (2) the commission of an illegal act in connection with the officer’s employment, (3) the commission of any act which falls outside the ordinary course of the officer’s responsibilities and which exposes the Company to a significant level of undue liability, (4) any act or omission that constitutes a material breach by the officer of any of the officer’s obligations under the employment agreement, (5) the officer’s conviction of, or plea of nolo contendere to, any felony or another crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company, (6) the officer’s engaging in any act of dishonesty, violence or threat of violence that is injurious to the Corporation, (7) the officer’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company, or (8) any other willful

SONIC CORP. 2015 Proxy Statement    29

EXECUTIVE COMPENSATION

misconduct by the officer which is materially injurious to the financial condition or business reputation of the Company.

The contracts for all of the NEOs also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer a lump sum equal to a specified multiple of the officer’s then-current salary, not to exceed the maximum payable without a loss of the deduction under Section 280G of the Internal Revenue Code. The specified multiple equals two times the amount of their annual base salary for all of the NEOs of the Company, except for Mr. Hudson (who would receive three times his annual base salary). The same lump sum provision applies if the officer should resign after a change in control for “good reason,” which includes (without limitation) the occurrence without the officer’s consent of the assignment to the officer of duties inconsistent with the officer’s position with the Company or a reduction in the officer’s salary. The officers’ contracts generally define a “change in control” to include any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property; any sale, lease, exchange, or transfer of all or substantially all of the assets of the Company; the acquisition of 50% or more of the outstanding capital stock of the Company by any person; or a change in the make-up of the Board of Directors of the Company during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the entire Board of Directors of the Company cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors. A determination of “cause” after a change in control requires the affirmative vote of at least a majority of the members of the Board of Directors.

Other than the foregoing agreements, the Company has no compensatory plan or arrangement with respect to its NEOs which would result from the resignation, retirement, or termination of any NEO’s employment with the Company, from a change in control of the Company, or from a change in a NEO’s responsibilities following a change in control of the Company.

The following table describes and quantifies certain compensation that would become payable if the NEOs’ employment had terminated on August 31, 2014, the last day of the fiscal year. The amounts are based on each NEO’s compensation as of that date, and if applicable, the Company’s closing stock price of $21.11 on August 29, 2014.

Name	Benefit	Retirement ($)	Before Change in Control Termination w/o Cause ($)	After Change in Control Termination w/o Cause or for Good Reason ($)		Disability ($)		Death ($)
Clifford Hudson	Cash Severance	-	1,414,400	2,121,600		-	(1)	-
	Stock Options	-	-	9,432,816	(2)	9,432,816		9,432,816
Stephen C. Vaughan	Cash Severance	-	401,440	802,880		-	(1)	-
	Stock Options	-	-	2,964,627	(2)	2,964,627		2,964,627
Omar R. Janjua	Cash Severance	-	411,978	823,956		-	(1)	-
	Stock Options	-	-	1,288,843	(2)	1,288,843		1,288,843
John H. Budd III	Cash Severance	-	375,000	750,000		-	(1)	-
	Stock Options	-	-	82,116	(2)	82,116		82,116
Craig J. Miller	Cash Severance	-	283,250	566,500		-	(1)	-
	Stock Options	-	-	907,312	(2)	907,312		907,312
	Restricted Stock Units	-	-	256,064	(2)	256,064		256,064
(1)

NEOs do not receive any payments upon termination as a result of long-term disability other than the long-term disability benefits provided to all corporate employees in the amount of 70% of the employee’s salary, but not to exceed $10,000 per month, until the employee reaches the age of 65.

(2)

Under the Equity Plan, restricted stock units automatically vest upon a change in control. Unvested stock options do not automatically vest upon a change in control; however, the Compensation Committee has the authority and may determine at any time that unvested stock options will automatically vest upon a change in control. The amounts reflected assume the Compensation Committee will make such determination, and the values are based on the closing price of $21.11 on August 29, 2014 for a share of Sonic Corp. stock.

30    SONIC CORP. 2015 Proxy Statement

EXECUTIVE COMPENSATION

Certain Relationships and Related Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related person transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, all directors and executive officers are required to report actual or potential conflicts of interest to the Nominating and Corporate Governance Committee of the Board of Directors. The Chief Executive Officer, Chief Financial Officer, Treasurer and Controller are also subject to the Company’s Code of Ethics for Financial Officers, which requires them to avoid actual or apparent conflicts of interest and report violations of the Code of Ethics for Financial Officers to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee Charter requires the Audit Committee to review and approve policies and procedures with respect to proposed transactions between the Company and related persons and to review and approve in advance all such related-person transactions. The Audit Committee will approve any such transaction only if it is determined to be in the best interests (or not inconsistent with the best interests) of the Company and its shareholders. In addition, directors and executive officers provide information in an annual questionnaire relating to any transactions with the Company, which transactions are reviewed by the Audit Committee to determine whether disclosure is required in the Company’s proxy statement. No member of the Audit Committee participates in any approval of a related person transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Committee.

The Company’s Code of Business Conduct and Ethics, Code of Ethics for Financial Officers and Audit Committee Charter may all be found in the corporate governance section of our website, www.sonicdrivein.com.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of August 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,205,895	(1)	$12.73	(2)	3,553,002
Equity compensation plans not approved by security holders	-0-		-0-		-0-
(1)

Includes shares subject to outstanding options granted under the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”) and prior stock option plans no longer in effect for new grants. Also includes shares subject to outstanding restricted stock units granted under the 2006 Plan.

(2)	The weighted-average exercise price does not take into account 45,284 shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

SONIC CORP. 2015 Proxy Statement    31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of December 1, 2014, unless otherwise noted, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock that the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	4,740,306	8.94%
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	3,634,313	6.85%
Lord, Abbett & Co. LLC(4) 90 Hudson Street 10th Floor Jersey City, New Jersey 07302	3,538,448	6.67%
The Vanguard Group, Inc.(5) PO Box 2600, V26 Valley Forge, Pennsylvania 19482	3,458,401	6.52%
T. Rowe Price Associates, Inc.(6) PO Box 89000 Baltimore, Maryland 21289	3,398,137	6.40%
RS Investment Management Co LLC(7) One Bush Street Suite 900 San Francisco, California 94104	3,367,755	6.35%
(1)	Based on the number of outstanding shares of common stock, being 53,018,855, as of October 15, 2014, as set forth in the Company’s Form 10-K.

(2)

Reflects shares beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2013, according to a statement on Schedule 13G filed by BlackRock with the SEC on January 17, 2014. Based on the statement on Schedule 13G, BlackRock had sole voting power over 4,581,835 shares, shared voting power over 0 shares, sole dispositive power over 4,740,306, shared dispositive power over 0 shares, and beneficial ownership of 4,740,306 shares.

(3)

Reflects shares beneficially owned by FMR LLC (“FMR”) as of September 30, 2014, according to a Form 13F Holdings Report filed by FMR with the SEC on November 14, 2014. Based on the Form 13F Holdings Report, Fidelity Management & Research CO/MA/ and FMR Co Inc, institutional investment managers affiliated with FMR, had sole voting power over 98,500 shares, shared voting power over 0 shares, and no voting power over 3,535,813 shares. According to a statement on Schedule 13G jointly filed by FMR, Edward C. Johnson 3d, Abigail P. Johnson, and Fidelity Low-Priced Stock Fund with the SEC on October 9, 2014, as of September 30, 2014, FMR had sole voting power over 99,203 shares, shared voting power over 0 shares, sole dispositive power over 3,635,016 shares, shared dispositive power over 0 shares, and beneficial ownership of 3,635,016 shares. Edward C. Johnson 3d is a Director and the Chairman of FMR and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR.

(4)

Reflects shares beneficially owned by Lord, Abbett & Co. LLC (“Lord, Abbett”) as of September 30, 2014, according to a Form 13F Holdings Report filed by Lord, Abbett with the SEC on November 14, 2014. Based on the Form 13F Holdings Report, Lord, Abbett had sole voting power over 3,396,691 shares, shared voting power over 0 shares, and no voting power over 141,757 shares.

(5)

Reflects shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”) as of September 30, 2014, according to a Form 13F Holdings Report filed by Vanguard with the SEC on November 12, 2014. Based on the Form 13F Holdings Report, Vanguard Fiduciary Trust Co, an institutional investment manager affiliated with Vanguard, had sole voting power over 77,254 shares, and Vanguard had shared voting

32    SONIC CORP. 2015 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

power over 0 shares and no voting power over 3,381,147 shares. According to a statement on Schedule 13G filed by Vanguard with the SEC on February 6, 2014, as of December 31, 2013, Vanguard had sole voting power over 81,701 shares, shared voting power over 0 shares, sole dispositive power over 3,165,825 shares, shared dispositive power over 79,301 shares, and beneficial ownership of 3,245,126 shares.

(6)

Reflects shares beneficially owned by T. Rowe Price Associates, Inc. (“TRP”) as of September 30, 2014, according to a Form 13F Holdings Report filed by TRP with the SEC on November 14, 2014. Based on the Form 13F Holdings Report, TRP had sole voting power over 441,517 shares, shared voting power over 0 shares, and no voting power over 2,956,620 shares. According to a statement on Schedule 13G filed by TRP with the SEC on February 14, 2014, as of December 31, 2013, TRP had sole voting power over 448,417 shares, shared voting power over 0 shares, sole dispositive power over 3,596,317 shares, shared dispositive power over 0 shares, and beneficial ownership of 3,596,317 shares.

(7)

Reflects shares beneficially owned by RS Investment Management Co LLC. (“RSIM”) as of September 30, 2014, according to a Form 13F Holdings Report filed by RSIM with the SEC on November 14, 2014. Based on the Form 13F Holdings Report, Guardian Investor Services LLC, an institutional investment manager affiliated with RSIM, had sole voting power over 2,172,955 shares, shared voting power over 0 shares, and no voting power over 1,194,800 shares.

Management. The following table sets forth information obtained from our directors and executive officers as to their beneficial ownership of the Company’s voting common stock as of September 30, 2014. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable and restricted share units that will vest within the 60 days following the record date. Unless indicated otherwise, each shareholder holds sole voting and investment power with regard to the shares of common stock.

Beneficial Owner	Number of Shares		Number of Exercisable Options(1)	Number of Restricted Stock Units(2)	Percent(3)
Clifford Hudson	536,784	(4)	926,247	0	2.53
Stephen C. Vaughan	89,490	(5)	338,703	0	(6)
Omar R. Janjua	10,000		114,636	0	(6)
John H. Budd III	0		16,110	0	(6)
Craig J. Miller	0		74,119	0	(6)
Tony D. Bartel	0		6,222	2,065	(6)
Lauren R. Hobart	0		6,222	2,065	(6)
Kate S. Lavelle	8,005		11,235	4,149	(6)
Michael J. Maples	15,079		90,243	4,149	(6)
J. Larry Nichols	21,733		54,427	4,149	(6)
Federico F. Peña	47,966		102,080	4,149	(6)
Frank E. Richardson	1,559,129	(7)	102,080	4,149	2.94
Robert M. Rosenberg	68,397		102,080	4,149	(6)
Jeffrey H. Schutz	35,984		9,851	2,065	(6)
Kathryn L. Taylor	27,151		6,222	2,065	(6)
Directors and executive officers as a group (21)	2,460,169	(8)	3,269,289	33,154	9.68

(1)	Reflects the number of shares that could be purchased by exercise of options exercisable at December 1, 2014 or within 60 days thereafter under the Company’s stock option plans.

(2)	Reflects the number of restricted stock units that could vest within 60 days of December 1, 2014.

(3)

Based on the number of outstanding shares of common stock as of September 30, 2014. Pursuant to Rule 13d-3(d), the Company includes the shares of common stock underlying options exercisable at December 1, 2014 or within 60 days thereafter and restricted stock units that could vest within 60 days after December 1, 2014 as outstanding for the purposes of computing the percentage ownership of the person or group holding those options or units, but not for the purposes of computing the percentage ownership of any other person.

(4)

Includes (a) 157,852 shares of common stock held by Mr. Hudson in trust for himself, (b) 264,077 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 9,855 shares of common stock held by Mr. Hudson’s son in trust (of which Mr. Hudson disclaims beneficial ownership) and (d) 105,000 shares of common stock held by a family limited liability company owned by Mr. Hudson, his wife and his two children. (Mr. Hudson owns 21% of the family limited liability company and disclaims beneficial ownership of the shares held by the family limited liability company except to the extent of his pecuniary interest therein.)

SONIC CORP. 2015 Proxy Statement    33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(5)	Includes 5,582 shares held in the Company’s employee stock purchase plan.

(6)	Represents less than 1% of the Company’s outstanding shares.

(7)

Includes 16,484 shares of common stock held by Mr. Richardson as trustee of children’s trusts and 1,500 shares of common stock held by Mr. Richardson’s son (all of which Mr. Richardson disclaims beneficial ownership).

(8)

Includes 3,081 shares of common stock held for certain executive officers in the Company’s 401(k) plan and 15,477 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company) that may result at a subsequent date in a change in control of the Company.

34    SONIC CORP. 2015 Proxy Statement

PROPOSAL NO. 2 -	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking its shareholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2015. Although ratification of the Audit Committee’s selection of KPMG is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG to the shareholders as a matter of good corporate practice. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

KPMG has served as the Company’s independent registered public accounting firm since November 18, 2013. Prior to that time, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm. The Audit Committee conducted a comprehensive, competitive process to select the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2014. As a result of that process and following careful deliberation, the Audit Committee engaged KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2014, and dismissed EY from that role.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended August 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended August 31, 2013 and 2012, and the subsequent interim period through November 18, 2013, the date of EY’s dismissal, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the two most recent fiscal years or the subsequent interim period.

During the fiscal years ended August 31, 2013 and 2012, and the subsequent interim period through November 18, 2013, neither the Company nor anyone on its behalf consulted with KPMG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.

SONIC CORP. 2015 Proxy Statement    35

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table sets forth information regarding fees for professional services rendered by KPMG for fiscal year 2014 and EY for fiscal year 2013:

	2014	2013
Audit Fees(1)	$632,740	$827,473
Audit-Related Fees(2)	25,000	25,000
Tax Fees(3)	53,665	401,933
Total	$711,405	$1,254,406

(1)

Audit fees rendered by KPMG in fiscal year 2014 and EY in fiscal year 2013 include professional services for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected wholly owned subsidiaries of the Company and for certain procedures related to the Company’s debt refinancing performed by EY in fiscal year 2013.

(2)	Audit-related fees rendered by KPMG in fiscal year 2014 and EY in fiscal year 2013 relate to professional services for the annual audit of the Company’s benefit plan.

(3)	Tax fees rendered by KPMG in fiscal year 2014 and EY in fiscal year 2013 include professional services for tax compliance, tax return review and preparation and related tax advice.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal years 2014 and 2013 were pre-approved by the Audit Committee, and there were no instances of waiver of approval requirements during those periods.

36    SONIC CORP. 2015 Proxy Statement

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of five directors and operates under a written charter, a copy of which is available on the Company’s website, www.sonicdrivein.com. Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held eight meetings in fiscal 2014. The meetings facilitated communication with senior management and employees, the internal auditors and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). The Committee held discussions with the internal auditors and KPMG, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of KPMG and, in addition, reviewed and pre-approved all services provided by KPMG during fiscal 2014.

As stated in the Audit Committee’s charter, the Audit Committee’s role is one of oversight relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the

Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2014 fiscal year (including the disclosures contained in the Company’s 2014 Annual Report on Form 10-K and its 2014 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with management, the internal auditors and KPMG the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report on internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2014 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2014.

Respectfully submitted,

The Audit Committee

/s/ Kate S. Lavelle, Chair

/s/ Tony D. Bartel

/s/ J. Larry Nichols

/s/ Frank E. Richardson

/s/ Kathryn L. Taylor

SONIC CORP. 2015 Proxy Statement    37

PROPOSAL NO. 3 -	ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking shareholders to approve, on an advisory, non-binding basis, the fiscal year 2014 compensation awarded to the Company’s NEOs, as disclosed in this proxy statement.

Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation awarded to our NEOs, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program.

The Board of Directors recommends a vote “For” approval of this proposal.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2014 ANNUAL REPORT AND FORM 10-K

The Company’s Annual Report on Form 10-K for the year ended August 31, 2014, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2014 Annual Report. A copy of the 2014 Form 10-K will be furnished to each shareholder without charge upon request in writing to: Carolyn C. Cummins, Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2014 Form 10-K is also available at the Company’s website at http://ir.sonicdrivein.com/financials.cfm.

38    SONIC CORP. 2015 Proxy Statement

10
2
2
5
15
17
6
3
6
3
16
5
4
17
7
27
29
24
47
17
49
12
22
2
80
3
64
134
191
51
76
90
225
269
93
191
78
73
123
105
110
166
950
99

System-wide Drive-in Locations August 31, 2014

SONIC CORP. ATTN: Proxy Department 300 JOHNNY BENCH DRIVE OKLAHOMA CITY, OK 73104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01	Kate S. Lavelle 02 J. Larry Nichols 03 Frank E. Richardson

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

3.	Approval of our executive officers’ compensation.	☐	☐	☐

NOTE: To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report is/are available at www.proxyvote.com.

SONIC CORP.

Annual Meeting of Shareholders

January 29, 2015 1:30 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen C. Vaughan and Carolyn C. Cummins, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SONIC CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, CST on January 29, 2015 at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, OK 73104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side